UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2026

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K (this “Current Report”), the terms “the Company,” “we,” “us,” and “our” refer to Office Properties Income Trust.

Item 1.01.	Entry into a Material Definitive Agreement.

On September 24, 2026, we issued $425.0 million aggregate principal amount of 8.75% senior secured notes due 2031 (the “Notes”).  The Notes are fully and unconditionally guaranteed, on a joint, several and senior secured basis, by certain of our subsidiaries (collectively, the “Subsidiary Guarantors”). The Notes and the guarantees provided by the Subsidiary Guarantors will be secured by a first-priority lien and security interest on 19 office properties and 100% of the equity interests in each of the Subsidiary Guarantors (collectively, the “Collateral”). The liens securing the Notes are senior to the liens securing our 10.000% senior secured notes due 2031 on the Collateral, subject to the terms of an intercreditor agreement. The Notes and the guarantees thereof were issued under an indenture, dated as of September 24, 2026 (the “Indenture”), among us, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

We used the net proceeds from the offering of the Notes, together with cash on hand, to repay all of the outstanding borrowings under our secured revolving credit facility and our secured term loan.

Unless previously redeemed, the Notes will mature on October 1, 2031. Interest on the Notes will be payable semi-annually in arrears on April 1 and October 1, beginning on April 1, 2027, at a rate of 8.75% per annum.

Prior to October 1, 2028, we may redeem all or a part of the Notes upon giving not less than 10 nor more than 60 days’ prior written notice to holders of the Notes (the “Holders”), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. At any time on or after October 1, 2028, we may redeem on any one or more occasions all or a part of the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the right of Holders on the applicable record date to receive interest due on the relevant interest payment date occurring on or prior to such redemption date), if redeemed during the twelve-month period beginning on October 1 of the years indicated below:

Year	Percentage
2028	104.375%
2029	102.188%
2030 and thereafter	100.000%

In addition, at any time and from time to time prior to October 1, 2029, we may redeem up to 40% of the Notes using the net cash proceeds of certain equity offerings at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

The Indenture, among other things, requires us to maintain a total unencumbered asset ratio, limits the ability of us and our subsidiaries to incur additional indebtedness and restricts our ability and the ability of the Subsidiary Guarantors to incur liens on, sell, transfer or otherwise convey the Collateral, engage in certain affiliate transactions and to consolidate, merge, sell or otherwise dispose of all or substantially all of their respective assets and the ability of the Subsidiary Guarantors to hold material assets. These covenants are subject to a number of important qualifications and limitations.

In addition, if a Change of Control (as defined in the Indenture) occurs, we will be required to offer to purchase all of the outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to, but not including, the applicable repurchase date.

The Indenture also provides for customary events of default, including payment defaults, breaches of covenants following any applicable cure period, cross acceleration of certain debt and certain events relating to bankruptcy and liquidation.

The Notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States in compliance with Regulation S under the Securities Act.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Indenture and the Notes is not complete and is subject to and qualified in its entirety by reference to the copy of the Indenture attached hereto as Exhibit 4.1, which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On September 24, 2026, we terminated the credit facilities provided under the Second Amended and Restated Credit Agreement, dated as of January 29, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among us, certain subsidiaries of the Company named therein, Wilmington Savings Fund Society, FSB (as successor in interest to Wells Fargo Bank, National Association), as Administrative Agent, and each of the other financial institutions party thereto. The Credit Agreement provided for a $325.0 million secured revolving credit facility and a $100.0 million secured term loan. We repaid all outstanding obligations under the Credit Agreement, including $425.0 million of principal indebtedness, using the net proceeds from the offering of the Notes, together with cash on hand.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Exhibit
4.1	Indenture, dated as of September 24, 2026, among the Company, certain of its subsidiaries named therein as guarantors, and U.S. Bank Trust Company, National Association, relating to the Company’s 8.75% Senior Secured Notes due 2031, including form thereof.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: September 24, 2026